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                                                                    EXHIBIT 12.2

                 CONTINENTAL CABLEVISION, INC. AND SUBSIDIARIES

    PRO FORMA COMPUTATION OF RATIO OF EARNINGS TOCOMBINED FIXED CHARGES AND
                            PREFERRED DIVIDENDS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

  The following table reflects the proforma computation of the ratio of earnings to combined fixed charges and preferred dividends for the year and period indicated.

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                                                                   DECEMBER 31,
                                                                       1994
                                                                   ------------
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Pro Forma:
  Computation of Earnings:
  Loss from Continuing Operations
    Before Income Taxes, Extraordinary Item and Cumulative Effect
     of Change in Accounting for Income Taxes.....................  $(130,666)
   Add:
    Interest Expense(1)...........................................    389,006
    Interest Portion of Rent Expense..............................      8,541
    Amortization of Capitalized Interest..........................      2,333
      Equity in Net Loss of Affiliates............................     25,002
                                                                    ---------
                                                                    $ 294,216
                                                                    =========
  Computation of Fixed Charges:
    Interest Expense(1)...........................................  $ 389,006
    Interest Portion of Rent Expense..............................      8,541
    Capitalized Interest..........................................      2,677
    Preferred Stock Preferences...................................     36,800
    Preferred Dividends...........................................     10,952
                                                                    ---------
                                                                    $ 447,976
                                                                    =========
  Ratio of Earnings to Combined Fixed Charges.....................        .66
                                                                    =========
  Deficiency in Earnings Required to Cover Combined Fixed Charges
   and Preferred Dividends........................................  $ 153,760
                                                                    =========
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(1) Interest expense includes amortization of deferred financing costs.